UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MAG Silver Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 328, 550 Burrard Street Vancouver, British Columbia, Canada	V6C 2B5
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so Registered	Name of each Exchange on which each Class is to be Registered
Common Share Purchase Rights	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
☐

Securities Act registration statement file number to which this form relates:           (if applicable):

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant's Securities to be Registered.

At a meeting held on August 3, 2007, the Board of Directors of MAG Silver Corp. ("MAG Silver") approved the adoption of a shareholder rights plan (the "Plan") and the entering into by MAG Silver of a shareholder rights plan agreement (the "Rights Agreement") with Computershare Investor Services Inc., as rights agent.

Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the Rights Agreement specifying the terms of the Rights.  Attached as Exhibit 99.2 hereto is a summary of the Rights.  That summary is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto.

Item 2.

Exhibits

99.1

Shareholder Rights Plan Agreement, dated as of August 3, 2007, between MAG Silver Corp. and Computershare Investor Services Inc., as rights agent.

99.2

Summary of the Rights.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MAG Silver Corp.

By: /s/ Dan MacInnis

Date: August 3, 2007

Name: Dan MacInnis

Title:   President & Chief Executive Officer

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